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                                                                     Exhibit 5.1

                         [Letterhead of Citigroup Inc.]

                                                             Citigroup Inc.
                                                             425 Park Avenue
                                                             New York, NY  10043


                                                             December 29, 2000

Citibank Credit Card Issuance Trust
c/o Citibank (South Dakota), N.A.,
   as Managing Beneficiary
701 East 60th Street, North
Mail Code 1251
Sioux Falls, South Dakota  57117

Citibank Credit Card Master Trust I
c/o Citibank (South Dakota), N.A.,
   as Servicer
701 East 60th Street, North
Sioux Falls, South Dakota 57117

Citibank (South Dakota), N.A.
701 East 60th Street, North
Sioux Falls, South Dakota 57117

Citibank (Nevada), National Association
8725 West Sahara Avenue
Las Vegas, Nevada 89163

          Re:  Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     I am an Associate General Counsel - Corporate Law of Citigroup Inc. I have acted as counsel to Citibank (South Dakota), N.A. ("Citibank (South Dakota)"), Citibank (Nevada), National Association ("Citibank (Nevada)" and, together with Citibank (South Dakota), the "Banks"), Citibank Credit Card Issuance Trust (the "Issuance Trust") and Citibank Credit Card Master Trust I (the "Master Trust") in connection with the filing on the date hereof by such persons with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") registering under the Securities Act of 1933, as amended (the "Act"), both a collateral certificate representing an undivided interest in certain assets of the Master Trust (the "Collateral Certificate") and series of notes secured by the Collateral Certificate (the "Notes").
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Citibank Credit Card Issuance Trust
Citibank Credit Card Master Trust I
Citibank (South Dakota), N.A.
Citibank (Nevada), National Association

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     The Collateral Certificate has been issued pursuant to the Pooling and
Servicing Agreement dated as of May 29, 1991 (the "Pooling and Servicing Agreement"), among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and Bankers Trust Company, as successor to Yasuda Bank and Trust Company (U.S.A.), as Trustee (the "Master Trust Trustee"), a copy of which has been filed as Exhibit 4.3 to the Registration Statement, and a related Series Supplement dated as of September 26, 2000 to the Pooling and Servicing Agreement (the "Series Supplement") among Citibank (South Dakota), as Seller and Servicer, Citibank (Nevada), as Seller, and the Master Trust Trustee, a copy of which is being filed today as Exhibit 4.2 to the Registration Statement. The Notes will be issued under an Indenture dated as of September 26, 2000 (the "Indenture") between the Issuance Trust and Bankers Trust Company, as Trustee (the "Indenture Trustee"), a copy of which is being filed today as Exhibit 4.1 to the Registration Statement.

     I, or attorneys under my supervision, have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws at the time the Notes are offered or issued as contemplated by the Registration Statement; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Notes offered thereby and will comply with all applicable laws; (iii) all Notes will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive underwriting, selling agent, purchase or similar agreement and any other necessary agreement with respect to Notes offered or issued will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Notes will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the Prospectus Supplement(s) referred to therein, (vi) the Issuance Trust will authorize the issuance of the Notes and the terms and conditions thereof and will take all other appropriate additional action, (vii) each of the Banks has taken all other appropriate action in connection with the authorization and issuance of the Collateral Certificate, (viii) at the time of execution, authentication, issuance and delivery of the Collateral Certificate, the related Series Supplement was duly authorized, executed and delivered by the Master Trust Trustee, (ix) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly authorized, executed and delivered by the Issuance Trust and the Indenture
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Citibank Credit Card Issuance Trust
Citibank Credit Card Master Trust I
Citibank (South Dakota), N.A.
Citibank (Nevada), National Association

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Trustee, and (x) the Indenture and the Indenture Trustee have been duly qualified under the Trust Indenture Act of 1939, I am of the opinion that:

     1. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by each of the Banks, and assuming due authorization, execution and delivery by the Master Trust Trustee, the Pooling and Servicing Agreement constitutes binding obligations of the Banks.

     2. The Series Supplement relating to the Collateral Certificate has been duly authorized, executed and delivered by each of the Banks, and assuming due authorization, execution and delivery by the Master Trust Trustee, such Series Supplement constitutes binding obligations of the Banks.

     3. The Collateral Certificate has been duly authorized, executed and delivered by each of the Banks in accordance with the Pooling and Servicing Agreement and the applicable Series Supplement, and the Collateral Certificate is validly issued, fully paid and non-assessable, and entitled to the benefits provided by the Pooling and Servicing Agreement and the applicable Series Supplement.

     4. When the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the Notes will be validly issued, fully paid, non-assessable and binding obligations of the Issuance Trust, and the holders of the Notes will be entitled to the benefits of the Indenture.

     Insofar as my opinion relates to the validity, binding effect or enforceability of any agreement or obligation, it is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

     My opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution). I am not admitted to the practice of law in the State of Delaware.
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Citibank Credit Card Issuance Trust
Citibank Credit Card Master Trust I
Citibank (South Dakota), N.A.
Citibank (Nevada), National Association

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     I consent to the use of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

                                                         Very truly yours,

                                                         /s/ John R. Dye

                                                         John R. Dye